Exhibit 10.19

[FORM OF AGREEMENT]

COMMUNITY BANKERS TRUST CORPORATION

2009 Stock Incentive Plan

Non-Qualified Stock Option Agreement

THIS AGREEMENT dated as of the                  day of                                  20    , between COMMUNITY BANKERS TRUST CORPORATION, a Virginia corporation (the “Company”), and                                  (“Participant”), is made pursuant and subject to the provisions of the Company’s 2009 Stock Incentive Plan (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Option. The Company hereby grants to Participant, on                          , 20     (“Date of Grant”), subject to the terms and conditions of the Plan and subject further to the terms and conditions of this Agreement, the right and option (“Option”) to purchase                                  (                ) whole shares of Common Stock at the option price of $                 per share (“Option Price”), being not less than Fair Market Value per share of Common Stock on the Date of Grant. This Option shall be exercisable as hereafter provided. This Option is not intended to be an incentive stock option under Section 422 of the Code.

2. Terms and Conditions. This Option is subject to the following terms and conditions:

(a) Exercisability of Option. This Option shall be exercisable with respect to 25% of the shares subject to the Option on the first anniversary of the Date of Grant; with respect to an additional 25% of the shares subject to the Option on the second anniversary of the Date of Grant; with respect to an additional 25% of the shares subject to the Option on the third anniversary of the Date of Grant; and with respect to the remaining 25% of the shares subject to this Option on the fourth anniversary of the Date of Grant. The preceding sentence to the contrary notwithstanding, this Option shall become fully exercisable upon a Change in Control.

(b) Expiration Date. This Option shall terminate on                          , 20     (the “Expiration Date”). This Option may not be exercised on or after the Expiration Date. Notwithstanding any other provision of this Agreement, the exercisability and Expiration Date of this Option shall be subject to federal and state regulation applicable to the Company, including requirements identified in the Plan, which could have the effect of shortening the exercise period of this Option.

(c) Exercise of Option. Except as provided in paragraphs 3 and 4, the Option is exercisable, in whole or in part, with respect to the number of shares set forth in paragraph (a) above. To the extent the Option becomes exercisable, it shall continue to be exercisable until the earlier of termination of Participant’s rights hereunder or until the

Expiration Date. A partial exercise of the Option shall not affect Participant’s right to exercise the Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(d) Method of Exercising and Payment for Shares. The Option shall be exercised by written notice delivered to the attention of the Company’s Secretary at the Company’s principal office in Glen Allen, Virginia. The written notice shall specify the number of shares being acquired pursuant to the exercise of the Option when the Option is being exercised in part in accordance with subparagraph 2(c) hereof. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by payment of the option price in full for each share of Common Stock being acquired pursuant to such exercise, in cash (United States dollars) or cash equivalent acceptable to the Company, or, in whole or in part, through the surrender of previously acquired shares of Common Stock at their fair market value on the exercise date.

(e) Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of Participant, the Company agrees to cooperate in a “cashless exercise” of the Option. The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

(f) Nontransferability. The Option is nontransferable except by will or by the laws of descent and distribution. During Participant’s lifetime, the Option may be exercised only by Participant.

3. Exercise After Termination of Employment. Except as provided in paragraph 4, in the event Participant ceases to be employed by the Company or any of its subsidiaries prior to the Expiration Date, Participant may exercise this Option with respect to all or part of the shares of Common Stock for which Participant could have exercised this Option on the date of Participant’s termination of employment with the Company and any of its subsidiaries at any time within 90 days from the date of such termination or during the remainder of the period preceding the Expiration Date, whichever is shorter.

4. Exercise in the Event of Death or Disability. The Option shall be exercisable with respect to all or part of the number of shares of Common Stock for which Participant could have exercised this Option on the date of Participant’s death or disability in the event that, prior to the Expiration Date, the Participant dies or becomes permanently and totally disabled (as defined in Code Section 22(e)(3)) while employed by the Company. In the event of death, the Option may be exercised by Participant’s estate, or the person or persons to whom Participant’s rights under the Option shall pass by will or the laws of descent and distribution. The Option shall continue to be exercisable for (i) the one year period beginning on the date the Participant dies or terminates employment due to permanent and total disability, as the case may be, or (ii) the remainder of the period preceding the Expiration Date, whichever is shorter.

5. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share, such fraction shall be disregarded.

6. No Right to Continued Employment. This Option does not confer upon Participant any right with respect to continuance of employment with the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate Participant’s employment at any time.

7. Investment Representation. Participant agrees that, unless shares issuable under the Plan have been registered with the Securities and Exchange Commission, all shares purchased by Participant hereunder will be purchased for investment and not with a view to distribution or resale and until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with applicable law and regulations.

8. Change in Capital Structure. The number of shares of Common Stock covered by the Option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split-up or any other increase or decrease in the number of such shares effected without receipt of cash or property or labor or services by the Company. Any such adjustment of an outstanding Option must satisfy the requirements of Treasury Regulation Section 1.424-1 and Code Section 409A and Treasury Regulations thereunder.

9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

10. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

11. Participant Bound by Plan; Definitions. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise noted, defined terms used in this Agreement have the same meaning as provided in the Plan.

12. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

13. Taxes. Participant shall make arrangements acceptable to the Company for the satisfaction of income and employment tax withholding requirements attributable to the exercise of this Option.

14. TARP Capital Purchase Program. Participant hereby acknowledges and agrees that, for as long as the Company is a participant in and is subject to the Troubled Asset Relief Program (“TARP”) rules and guidance, with debt or equity held by the U.S. Department of the

Treasury (the “Treasury”), the Company will be bound by the executive compensation and corporate governance requirements of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended, and any and all implementing regulations or guidance issued by the Treasury. Participant further agrees that, despite any contrary provision within this Agreement, the Company shall have the right to modify, unilaterally and without Participant’s consent, any of the provisions of this Agreement, if in the Company’s sole judgment the modification is necessary to comply with the mandatory application of the Treasury’s rules and guidance governing executive compensation of participants of the TARP Capital Purchase Program, as such rules and guidance may be supplemented or amended from time to time after the date of this Agreement. The Company’s power under this paragraph to modify the provisions of this Agreement shall expire when the Company is no longer a participant in and subject to the TARP Capital Purchase Program rules and guidance.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

COMMUNITY BANKERS TRUST CORPORATION

By:

Date:

PARTICIPANT

Date:

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